SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ------------------------

                                 SCHEDULE 14A
                                (Rule 14a-101)
                            ------------------------

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement pursuant to Section 14(a) of
                     The Securities Exchange Act of 1934

      |X|   Filed by the Registrant
      |_|   Filed by a party other than the Registrant

      Check the appropriate box:

      |X|   Preliminary proxy statement
      | |   Confidential, for use of the Commission only (as permitted by
            Rule 14a-6(e)(2))
      |_|   Definitive proxy statement
      |_|   Definitive additional materials
      |_|   Soliciting material pursuant to Rule 14a-11C or Rule 14a-12

                               ELECSYS CORPORATION
------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

      |X|   No fee required.

      | | Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)   Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------

(2)   Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------

(3)   Per unit price or other underlying value of transaction:

------------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------

(5)   Total fee paid:

-------------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

------------------------------------------------------------------------------

(2)   Form, schedule, or registration statement number.

------------------------------------------------------------------------------

(3)   Filing party:

------------------------------------------------------------------------------

(4)   Date filed:

------------------------------------------------------------------------------

11
KC-861036-2

KC-861036-2

                             ELECSYS CORPORATION
                            11300 WEST 89TH STREET
                         OVERLAND PARK, KANSAS 66214

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD SEPTEMBER 11, 2001

      Notice is hereby given that the Annual Meeting of the stockholders of Elecsys Corporation (the "Company"), will be held at the Marriott Courtyard, 1101 Woodson, Overland Park, Kansas on Tuesday, September 11, 2001, commencing at 2:00 p.m. Kansas City time, to consider and act upon the following matters and such other business as may properly come before the meeting or any adjournment thereof:

                  1. The election of two (2) Class II Directors to serve for a term of three years expiring in 2004;

                  2. To consider and act upon a proposal that the stockholders approve an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock and to authorize the creation of Preferred Stock;

                  3. To consider and act upon a proposal that the stockholders approve an amendment to the Restated 1991 Stock Option Plan to increase the number of shares of Common Stock subject to option; and

                  4.    The   ratification   of  the   Board   of   Directors'
                        appointment of Ernst & Young as independent public accountants of the Company.

      Holders of record of the outstanding Common Stock of the Company at the close of business on July 24, 2001, are entitled to vote at the meeting or any adjournment thereof.

                                    By Order of the Board of Directors,



                                    THOMAS C. CARGIN
                                    Secretary


Overland Park, Kansas
August ___, 2001

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN A PROXY OR VOTE BY BALLOT AT THE MEETING.

                             ELECSYS CORPORATION
                            11300 West 89th Street
                         Overland Park, Kansas 66214


                               PROXY STATEMENT

                             GENERAL INFORMATION


Solicitation and Revocability of Proxies

      The enclosed proxy is being solicited on behalf of the Board of Directors of Elecsys Corporation (the "Company") for use at the Annual Meeting of the stockholders to be held on September 11, 2001 (the "Meeting"), or at any adjournment thereof, at 2:00 p.m. Kansas City time, at the Marriott Courtyard, 1101 Woodson, Overland Park, Kansas. Any proxy given does not affect the right to vote in person at the Meeting and may be revoked at any time before it is exercised by notifying Thomas C. Cargin, Secretary, by mail, telegram or facsimile, or by appearing at the Meeting in person and casting a ballot. This Proxy Statement and the proxy were first mailed to stockholders on or about August ___, 2001.

      All expenses of solicitation will be borne by the Company. In addition to solicitations by mail, employees and directors of the Company may solicit proxies in person or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies.

Voting Procedures

      Shares represented by a properly signed proxy received pursuant to this solicitation will be voted in accordance with instructions thereon. If the proxy is properly signed and returned and no instructions are given on the proxy with respect to the matters to be acted upon, the shares represented by the proxy will be voted at the Meeting or any adjournment thereof: (i) for the election, as directors of the Company, of the nominees hereinafter named,
(ii) for the approval of the amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock and to authorize the creation of Preferred Stock, (iii) for the approval of the amendment to the Restated 1991 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock subject to option, and (iv) for the ratification of the appointment of Ernst & Young as independent public accountants of the Company. If any of the nominees should unexpectedly become unavailable for election for any reason, the shares represented by the proxy will be voted for such substituted nominee or nominees as the Board of Directors may name. Each of the nominees hereinafter named has indicated his willingness to serve if elected, and it is not anticipated that either of them will become unavailable for election.

      The proxy confers discretionary authority, with respect to the voting of the shares represented thereby, on any other business that may properly come before the Meeting or any adjournment thereof. The Board of Directors is not aware that any such other business, other than as set forth in this Proxy Statement and except for matters incident to the conduct of the Meeting, is to be presented for action at the Meeting and does not itself intend  to  present  any such  other  business.  However,  if any  such  other business does come before the Meeting or any adjournment thereof, shares represented by proxies properly signed and returned pursuant to this solicitation will be voted as directed by the Board of Directors.

      The two nominees for Director receiving the greatest number of votes at the Meeting will be elected as Directors. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger proportion of the total votes. The amendment to the Company's Articles of Incorporation requires the affirmative vote of a majority of shares present in person or represented by proxy and
entitled  to  vote  on  the  matter.   The  amendment  to  the  Plan  and  the
ratification of the appointment of independent public accountants requires the affirmative vote of a majority of shares present in person or represented by proxy and that voted on the matter. For purposes of determining the
outcome  of  the  vote  on  the  amendment  to  the   Company's   Articles  of
Incorporation, an instruction to "abstain" from voting on a proposal will be treated as shares present and entitled to vote, and will have the same effect as a vote against a proposal. For purposes of determining the outcome of the vote on the amendment to the Plan and the appointment of accountants, an instruction to "abstain" from voting on a proposal will have no impact on the vote. "Broker non-votes," that occur when brokers are prohibited from exercising discretionary
voting   authority  for   beneficial   owners  who  have  not  provided   voting
instructions, are not counted for the purpose of determining the number of shares present in person or represented by proxy. Nonetheless, they will have the same effect as a vote against the proposal to amend the Company's Articles of Incorporation, but will have no effect on the outcome of the vote to amend the Plan or to ratify the appointment of accountants.

      Only holders of Common Stock of the Company of record as of the close of business on July 24, 2001, are entitled to vote at the Meeting. At the close of business on that date, 2,745,831 shares of Common Stock were outstanding, of which 2,079,322 are entitled to vote for the reasons set forth below. Holders of Common Stock are entitled to one (1) vote per share standing in their names on the record date. Shares cannot be voted at the Meeting unless the record owner is present in person or represented by proxy.

                              SECURITY OWNERSHIP

Stock Ownership of Principal Stockholders and Management

      The following table sets forth information with respect to the beneficial ownership of shares of the Company's Common Stock at July 31, 2001, by (i) the stockholders known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director of the Company who owns beneficially any Common Stock, (iii) each executive officer named in the "Summary Compensation Table," and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the Company believes that those stockholders listed below have sole voting and investment power with respect to the Common Stock indicated as beneficially owned by them.

--------------------------------------------------------------------------------
                                            Number of Shares       Percent of
Name and Address                         Beneficially Owned (1)       Class
--------------------------------------------------------------------------------

Neil Gagnon.................................666,509(2)                24.2
   1370 Avenue of the Americas
   Suite 2002
   New York, NY  10019

KCEP Ventures II, L.P.......................410,715(3)                13.9
   233 West 47th Street
   Kansas City, MO  64112

Keith S. Cowan..............................166,244(4)                 6.0
   Elecsys Corporation
   11300 West 89th Street
   Overland Park, KS  66214

Robert D. Taylor............................107,300(5)                 3.9
   1313 North Webb Rd., Suite 260
   Wichita, KS  67206

Thomas C. Cargin.............................56,746(6)                 2.0
   Elecsys Corporation
   11300 West 89th Street
   Overland Park, KS  66214

John Wharton.................................43,795(7)                 1.6
   Airport Systems International, Inc.
   11300 West 89th Street
   Overland Park, KS  66214

Karl Gemperli................................37,667(8)                 1.4
   DCI, Inc.
   15301 West 109th Street
   Lenexa, KS  66219

Anthony Bommarito............................22,334(9)                  *
   Airport Systems International, Inc.
   11300 West 89th Street
   Overland Park, KS  66214
                                                                        *
Michael J. Meyer.............................6,500(10)
   8700 Monrovia Suite 205
   Lenexa, KS  66215

Walter H. Stowell............................5,000(11)                  *
   27 Goodsell Point
   Colchester, VT  05446


All directors and executive officers as a
group (9 persons)..........................445,586(12)                15.5
--------------------------------------------------------------------------------

*  Less than one percent.

(1) Pursuant to the rules of the Securities and Exchange Commission ("SEC"), shares of Common Stock of the Company that an individual or a group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2) According to a Schedule 13D filed as of September 27, 2000 and subsequent conversations with representatives of Gagnon Securities LLC, Neil Gagnon beneficially owns 666,509 shares of Common Stock of the Company. 367,709 of such shares are held in customer accounts over which Gagnon Securities LLC has discretionary trading authority;
      168,125 of such shares are owned by Mr. Gagnon; 110,000 shares are owned by Lois Gagnon (Mr. Gagnon's spouse); 6,725 shares are held by The Gagnon Foundation, Inc., of which Mr. and Mrs. Gagnon are trustees; 12,400 shares are held by the Gagnon Family Partnership II, L.P., of which Mr. Gagnon is a general and the limited partner; and 1,550 shares are held by the Gagnon 1999 Grandchildren's Trust, of which Mr. Gagnon is a trustee.

(3) According to a Schedule 13G filed as of February 16, 2000, KCEP Ventures II, L.P. ("KCEP") reported beneficial ownership as to 410,715 shares of Common Stock of the Company held as of February 16, 2000. 198,413 shares of Common Stock are owned of record by KCEP, 166,667 shares of Common Stock are issuable upon the conversion of a $500,000 principal amount Convertible Subordinated Debenture issued to KCEP and 45,635 shares of Common Stock are issuable upon the exercise of a warrant issued to KCEP.

(4) Includes presently exercisable options to purchase 18,334 shares of Common Stock of the Company.

(5) Includes presently exercisable options to purchase 5,000 shares of Common Stock of the Company.

(6) Includes presently exercisable options to purchase 32,834 shares of Common Stock of the Company.

(7) Includes presently exercisable options to purchase 31,500 shares of Common Stock of the Company.

(8) Includes presently exercisable options to purchase 10,000 shares of Common Stock of the Company.

(9) Includes presently exercisable options to purchase 21,334 shares of Common Stock of the Company.

(10) Includes presently exercisable options to purchase 5,000 shares of Common Stock of the Company.

(11) Includes presently exercisable options to purchase 5,000 shares of Common Stock of the Company.

(12) Includes presently exercisable options to purchase 129,002 shares of Common Stock of the Company held by executive officers and directors as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

      To the Company's knowledge, based solely on review of copies of reports filed with the Securities and Exchange Commission and written representations that no other reports were required during the fiscal year ending April 30, 2001, all Section 16(a) filing requirements applicable to the officers, directors and beneficial owners of more than 10 percent of the Company's equity securities were complied with on a timely basis.

Neil Gagnon Control Shares

      Under the Kansas Control Share Acquisition Statute, (K.S.A. 17-1286 et seq.), a person who acquires shares representing at least 20% of the voting power ("Control Shares") of an issuing public corporation has only those voting rights, with respect to the Control Shares, that are granted to such person by resolution approved by the stockholders of the issuing public corporation. Neil Gagnon has acknowledged his prior acquisition of beneficial ownership of 666,509, or 24.2%, of the Company's outstanding Common Stock, and all of such shares of Company Common Stock are Control Shares. Based on information now available to the Company, the Company believes Mr. Gagnon currently has no right to vote any of such shares. Mr. Gagnon may obtain voting rights as to the Control Shares only if the Company's stockholders vote to grant Mr. Gagnon voting rights. Mr. Gagnon has not asked that the stockholders vote at this Meeting to restore to him voting rights as to the Control Shares that he owns.

Stockholder Proposals for 2002 Annual Meeting

      Stockholder proposals to be considered for inclusion in the Proxy Statement and considered at the 2002 Annual Meeting of the Stockholders must be received by the Company no later than April 19, 2002. Any such proposals should be directed to the Secretary of the Company at 15301 West 109th Street, Lenexa, Kansas 66219.

                           I. ELECTION OF DIRECTORS

      The Board of Directors of the Company is divided into three classes, with the term of office of each class ending in successive years. The terms of the Directors of Class II expire with this Meeting. Each of the two nominees for Class II, if elected, will serve three years until the 2004 Annual Meeting of Stockholders and until a successor has been elected and qualified. The current Directors of Classes III and I will continue in office until the 2002 and 2003 Annual Meetings, respectively.

                            NOMINEES FOR DIRECTORS

The following information is given with respect to the nominees for election.

Class II - Nominees to Serve Three Years until 2004 Annual Meeting

Michael J. Meyer, age 45, has served as a Director of the Company since its organization in May 1991, as its Chairman until March 7, 1995, and as its President through September 1991. Mr. Meyer is President of Merit Capital Management, Inc., a private equity merchant banking firm engaged in financing growth-oriented private companies and acquisitions, which he formed in May 1998. From August 1996 to May 1998, Mr. Meyer was Co-Manager of Holden Capital Advisors, LLC, and prior to that was a Senior Vice President with George K. Baum & Company, an investment banking firm from February, 1995. For more than five years prior to that, Mr. Meyer was a Principal in the general partnership of Allsop Venture Partners III L.P., a private equity fund. He has over 20 years of experience in financing and managing growth companies and is a Certified Public Accountant. Mr. Meyer is a member of the Company's Audit and Stock Option Committees.

Walter H. Stowell, Jr., age 64, has served as Chairman of the Board since March 7, 1995 and a Director of the Company since May 18, 1994. Mr. Stowell retired from Raytheon Company on April 1, 1994, after being an employee of Raytheon since 1960 in a variety of positions, last serving as a Senior Vice President and General Manager of the Equipment Division. Raytheon Company is a diversified, multi-industry, technology-based company, whose Equipment Division develops and builds military and commercial radars, air traffic control systems, satellite terminals, communications equipment, computers and missile fire control systems. He is a member of the Company's Compensation and Stock Option Committees.

The Board of Directors recommends that the stockholders vote FOR the election of Mr. Meyer and Mr. Stowell.

              MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

The following information is given with respect to the Directors of Classes III and I who will continue to serve as Directors of the Company until the 2002 and 2003 Annual Meetings of Stockholders, respectively.

Class III - Serving until 2002 Annual Meeting

Keith S. Cowan, age 47, has served as President and a Director of the Company since September 1991, and as Chief Executive Officer of the Company since August 1993. Prior to joining the Company, Mr. Cowan was an employee of the Teledyne Controls Division of Teledyne, Inc. for more than five years, last serving as Vice President, Airport and Instrumentation Products. Mr. Cowan has over twenty-five years of system engineering, project management, and corporate experience in the development, manufacturing and sale of electronic systems. He is also a commercial pilot holding an instrument rating.

David J.  Schulte,  age 40,  has  served as a Director  of the  Company  since
February 2000. Since November 1994, Mr. Schulte has been a Partner and Managing Director of Kansas City Equity Partners, a venture capital firm. From April 1989 to November 1994, Mr. Schulte was Vice President, Corporate Finance Department with Fahnestock & Co. Inc., and for three years prior to that he was an Associate Attorney with Stinson, Mag & Fizzell. Mr. Schulte is a Certified Public Accountant and a member of the Missouri Bar Association. He has over 14 years of experience in acquisition financing and investment. Mr. Schulte also serves on the Board of Directors of Inergy, L.P., Hardware Corporation of America and Taylor Holdings, Inc. Mr. Schulte serves on the Audit Committee.

Robert D.  Taylor,  age 54,  has  served as a Director  of the  Company  since
September 1994. In July 1998, Mr. Taylor became President and Chief Executive Officer of Executive Aircraft Corporation, an aircraft refurbishment and maintenance company. Mr. Taylor is also President of Taylor Financial, a consulting and investment firm. Mr. Taylor also serves as a Director on the Boards of Commercial Federal Corporation of Omaha, Nebraska, and

Sirloin Stockade International, Inc., Hutchinson, Kansas, a 68 unit restaurant chain. From 1991 to 1995, Mr. Taylor was Chairman and Chief Executive Officer of Railroad Financial Corporation. Mr. Taylor also serves on the Advisory Board for the University of Kansas Business School. Mr. Taylor serves on the Company's Compensation and Audit Committees.

Class I - Serving until 2003 Annual Meeting

David D. Gatchell, age 47, has served as a Director of the Company since November, 1998. Since 1997, Mr. Gatchell has served as an executive officer of Wolfe Automotive Group, an automotive retailing organization and is currently President and Chief Operating Officer. From 1994 to 1997, Mr. Gatchell was a partner at the law firm of Sonneschein, Nath, and Rosenthal and was counsel to the Company.

Thomas C. Cargin, age 46, has served as Vice President - Finance and Administration of the Company since December 1991, as its Secretary since March 1993, and as a Director of the Company since October 1993. From 1989 to 1993, Mr. Cargin was a partner in the accounting firm of Ifft & Barber and prior to that was an employee of DYMON, Inc., a specialty chemical manufacturer located in Kansas City, Kansas, last serving as Vice President of Finance and Chief Financial Officer. Mr. Cargin is a Certified Public Accountant with over twenty-three years of public accounting and private industry accounting experience. He is also a licensed pilot holding an instrument rating.

Committees and Director Meetings

      The Board of Directors has established an Audit Committee, a Compensation Committee, and a Stock Option Committee. The entire Board of
Directors acts as the nominating committee responsible for selecting candidates for election as Directors. Stockholders wishing to submit the name of a candidate for the Board of Directors should submit the recommendation, along with biographical information, to the Secretary of the Company. The Audit Committee's responsibilities include recommending to the Board of Directors the public accounting firm to be engaged to audit the Company and reviewing with the independent accountants quarterly results and the plan for, and results of, the auditing engagement and the Company's internal accounting controls. The Board of Directors adopted a written charter for the Audit Committee in May 2000. The Audit Committee held five formal meetings and is comprised exclusively of outside directors. The Audit Committee's current members consist of Messrs. Taylor, Meyer and Schulte. The Compensation Committee met once during the last fiscal year and is comprised of Messrs. Taylor and Stowell. The Compensation Committee has been given the responsibility of setting and administering the policies governing the annual compensation of the Company's executive officers, as well as the Company's benefit plans other than the Stock Option Plan. The Company's Stock Option Plan is administered by a committee of two independent directors. Messrs. Stowell and Meyer currently comprise the Stock Option Committee that did not meet during the last fiscal year.

      The Board of Directors held one special and four regularly scheduled meetings during the last fiscal year ended April 30, 2001. During such fiscal year and for the period during which each director was on the Board, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board of Directors on which the Director served during the last fiscal year.

Report of the Audit Committee

      The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No.
61. The Audit Committee has received the written disclosures and letter required by Independence Standards Board No. 1 from the independent auditor and has discussed with the auditor the auditor's independence. Pursuant to its review, the Audit Committee approved and authorized the Board of Directors to include the audited financial statements in the Company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Commission.

Director Compensation

      Each Director who is not a salaried employee of the Company is paid a fee of $3,000 for each regularly scheduled Board meeting attended, up to a maximum of $12,000 per year, plus $1,000 for each specially scheduled Board Meeting, plus $500 for each meeting of a committee of the Board attended. No Director who is an employee of the Company will receive compensation for services rendered as a Director.

      On November 1, 1999 the Company entered into a Management Advisory Agreement with Merit Capital Management, Inc. ("Merit"). The President of Merit is Michael J. Meyer, a Director of the Company. Pursuant to the terms of this agreement, the Company agreed to pay Merit: (i) an advisory fee of $18,000 on January 3, 2000 for work relating to the completion and integration of the DCI, Inc. acquisition and associated financial transactions, and (ii) $6,000 per month beginning on February 1, 2000 through November 1, 2001. The agreement further provided that Merit's President, Mr. Meyer, will be enrolled in the Company's life and health insurance at the Company's expense.

Executive Compensation

      The following table sets forth information concerning cash and non-cash compensation paid to or accrued for the benefit of the Company's Chief Executive Officer and certain other executive officers of the Company ("Named Executive Officers") for all services rendered in all capacities to the Company for the fiscal periods ended April 30, 2001, 2000 and 1999.

                                                            SUMMARY COMPENSATION TABLE




                                                                                                       Long Term
                                                                                                     Compensation
                                                                                                        Awards
                                                                                                        Shares
                                                           Annual Compensation                        Underlying
Name and                                          -----------------------------------------             Options     All Other
Principal Position                              Year       Salary        Bonus           Other            (#)     Compensation(1)
------------------                              ----       ------        -----           -----            ---     ---------------

Keith S. Cowan                                  2001     $192,358     $   --          $  1,814(2)     $   --       $  2,866
   President and CEO                            2000      185,807         --             1,133(2)         --          4,910
                                                1999      184,156         --               663(2)         --          4,012

Karl Gemperli(3)                                2001     $137,280     $   --          $   --          $   --       $    726
   President                                    2000       17,002       10,000            --              --           --
   DCI, Inc.

Thomas C. Cargin                                2001     $113,662     $   --          $   --          $   --       $  1,191
   Vice President-Administration                2000      110,569         --              --              --           --
                                                1999      110,040         --              --              --          2,026

Anthony Bommarito                               2001     $113,971         --              --              --       $  3,419
   Vice President                               2000      110,502         --              --              --          3,302
   Engineering and Manufacturing-ASII           1999       96,621         --              --              --            888

John R. Wharton                                 2001     $106,078     $   --          $   --          $   --       $  1,832
   Vice President-Sales-ASII                    2000      104,201        6,000            --              --          1,898
                                                1999      102,966         --              --              --          2,249




--------------------

(1)  Consists  of  Company  matching  contributions  made  on  behalf  of  Named
     Executive Officers under the Company's 401(k) Savings Plan.

(2) Consists of monthly dues paid on a Company-owned membership at a golf and country club of which Mr. Cowan presently is the Company's designated member.

(3)  Mr. Gemperli was not employed by the Company during the fiscal year 1999.


Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

      The following table sets forth for each director and, for each of the Named Executive Officers in the Summary Compensation Table above, the fiscal year-end number and value of unexercised options. No options were exercised by the Named Executive Officers during the fiscal year ended April 30, 2001.


                                                                                    Value of Unexercised
                                          Number of Unexercised                      In-the-Money Options
                                         Options at April 30, 2001                    At April 30, 2001(1)
                                         -------------------------                    --------------------
                                    Exercisable          Unexercisable        Exercisable         Unexercisable
                                    -----------          -------------        -----------         -------------
Keith S. Cowan.........................18,834                 2,666         $           ---   $        ---
Karl Gemperli..........................10,000                40,000                      ---           ---
Thomas C. Cargin.......................32,834                 2,666                   22,914           ---
John Wharton...........................31,500                 ---                     22,914           ---
Anthony Bommarito......................21,334                 2,666                      ---           ---
Walter H. Stowell.......................5,000                 ---                        ---           ---
Michael J. Meyer........................5,000                 ---                        ---           ---
Robert D. Taylor........................5,000                 ---                        ---           ---

(1) The value of unexercised in-the-money options is the difference between the exercise price of the options and the fair market value of the Company's Common Stock at April 30, 2001 ($1.35 per share).

Employment Arrangements with Named Executive Officers

      The Company entered into a written employment agreement effective June 22, 1993, with Keith S. Cowan. The agreement provides for Mr. Cowan to be employed by the Company for a minimum period of three years following its effective date. The Company recently amended Mr. Cowan's employment agreement to extend the minimum employment period to August 31, 2002. The amended employment agreement also provides that Mr. Cowan will not compete, directly or indirectly, with the business activities of: (i) DCI, Inc. for a period of one year from the date of termination of Mr. Cowan's employment with the Company, and (ii) Airport Systems International, Inc. ("ASII") for a period of three years from the date of closing the sale of substantially all of the assets of ASII to Alenia Marconi Systems (ASI), Inc. (the
"Transaction"). Furthermore, as compensation for services rendered to the Company, the amended agreement provides for Mr. Cowan to receive (i) a base annual salary of $192,400 that may be adjusted above such base amount from time to time by action of the Board of Directors, and (ii) a bonus in the amount of $50,000 upon the closing of the Transaction, in exchange for an enhancement of Mr. Cowan's non-compete obligations that was required by Alenia Marconi Systems (ASI), Inc. as part of the Transaction. Mr. Cowan may also receive a performance-based bonus, the amount of which is determined by reference to such criteria as may be established by the Board of Directors.

      The Company also entered into a substantially similar written employment agreement effective October 11, 1993, with Thomas C. Cargin. The agreement provides for Mr. Cargin to be employed by the Company for a minimum period of three years following its effective date. The Company has since extended the minimum employment period in Mr. Cargin's employment agreement to November 30, 2001.

      As compensation for services rendered to the Company, the agreement provides for Mr. Cargin to receive (i) a base salary of $114,660 that may be adjusted above such base amount from time to time by action of the Board of Directors, and (ii) a performance-based bonus, the amount of which is determined by reference to such criteria as may be established by the Board of Directors. Recently, the Company agreed to pay Mr. Cargin $25,000 in exchange for an enhancement of Mr. Cargin's non-compete obligations that was required by Alenia Marconi Systems (ASI), Inc. as part of the Transaction (as set forth in Mr. Cargin's employment agreement and a letter agreement dated July 16, 2001).

      Each of Mr. Cowan's and Mr. Cargin's employment may be terminated by the Company for cause (as defined in the agreements) or without cause. If
Mr. Cowan's or Mr. Cargin's employment is terminated for cause or if one resigns, any unearned salary and bonus rights will cease on the date of such termination or resignation. If the Company terminates Mr. Cowan or Mr. Cargin without cause, all compensation payments will continue through the remainder of the agreement term of the relevant agreement, or 12 months, whichever is greater. Pursuant to the agreements, Mr. Cowan and Mr. Cargin have agreed to refrain from disclosing the Company's confidential information.

              II. PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED
  SHARES OF COMMON STOCK AND TO AUTHORIZE THE CREATION OF PREFERRED STOCK OF
                                 THE COMPANY

      At the Meeting, the stockholders of the Company will consider and vote upon an amendment to the Company's Articles of Incorporation to (i) increase the number of authorized shares of Common Stock of the Company from 5,000,000 to 10,000,000, and (ii) authorize the creation of 5,000,000 shares of Preferred Stock of the Company.

      If this proposal is approved by the stockholders, the additional shares of authorized Common Stock will become part of the existing class of Common Stock. The additional shares, when issued, will have the same rights and
privileges   as  the  shares  of  Common  Stock  now  issued.   There  are  no
pre-emptive rights relating to the Common Stock. Upon the creation of Preferred Stock, the Articles of Incorporation will be amended to authorize the Board of Directors to establish the preferences and rights of the Preferred Stock.

      The increase in the number of authorized shares of Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue the newly-authorized Common Stock and Preferred Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or AMEX regulations. To the extent that the additional authorized shares are issued in the future, they will decrease existing stockholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to existing stockholders.

      If this proposal is approved by the stockholders, the additional shares of authorized Common Stock and the Preferred Stock will become effective upon the filing of a Certificate of Amendment as required by the General Corporation Law of the State of Kansas. The Company intends to file and record the Certificate of Amendment as promptly as practicable after the Meeting. The Board of Directors may make any and all changes to the form of amendment that it deems necessary in order to file the Certificate of Amendment with the Secretary of State of the State of Kansas. The Board of Directors may also abandon or delay the amendment at any time before or after the Meeting and prior to the effective date of the amendment if for any reason the Board of Directors deems it advisable to do so.

      The purpose of the proposal to increase the number of authorized shares of Common Stock and to authorize the issuance of Preferred Stock is to provide to the Board of Directors of the Company the flexibility to issue Common Stock and Preferred Stock in connection with raising additional equity capital and in connection with acquisitions, mergers and other financing transactions involving the issuance of securities. Currently, the Company has authorized the issuance of 5,000,000 shares of Common Stock, of which 2,745,831 shares are issued and outstanding. Furthermore, upon the approval of the amendment, the additional Common Stock and the Preferred Stock may be issued without the expense and delay of a special meeting of the stockholders as otherwise required by applicable law.

      The increase in the authorized number of shares of Common Stock and the creation of the Preferred Stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock or Preferred Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

      The Board of Directors believes that it is in the best interest of the Company to authorize and make available the additional shares of Common Stock and to authorize the Preferred Stock. These additional shares provide the Company with sufficient authorized but unissued and unreserved shares, allowing the Company greater flexibility and providing suitable alternatives in connection with possible future transactions and other programs to facilitate expansion and growth of the Company.

      The Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock and to authorize the Preferred Stock.

          III. PROPOSAL TO AMEND THE RESTATED 1991 STOCK OPTION PLAN

      At the Meeting, the stockholders of the Company will consider and vote upon an amendment to the Plan to increase the number of shares of Common Stock subject to option thereunder from 475,000 to 675,000. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. As of July 24, 2001, only 67,750 shares of Common Stock remain available for option grants under the Plan. The amendment increases the number of shares of Common Stock available for options under the Plan by 200,000 shares. The Board of Directors of the Company believes that increasing the number of shares of Common Stock available for option grants under the Plan will further facilitate the Company's objectives of attracting and retaining new management, including management of acquisitions, providing additional incentives to employees, directors and consultants of the Company, and promoting the success of the Company's business by granting incentive stock options and non-qualified stock options.

RESTATED 1991 STOCK OPTION PLAN

      The Plan provides for the grant of both non-qualified stock options and options that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is administered by the Board. Officers, directors, employees, and consultants of the Company and its affiliates generally are eligible to participate in the Plan.

      The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Company's employees, directors and consultants, and to promote the success of the Company's business. To accomplish these objectives, the Plan authorizes the grant of incentive stock options and non-qualified stock options.

      The Plan is to continue in effect for a term of ten years, unless sooner terminated by the Board, that may, from time to time, amend the Plan as it deems advisable. However, approval by the Company's stockholders is required for any revision or amendment to the Plan that provides for (i) any increase in the number of Shares subject to the Plan (except for adjustments upon changes in capitalization or merger), (ii) any change in the designation of the class of persons eligible to be granted options, or (iii) any material increase in the benefit accruing to participants under the Plan. The term of each incentive stock option shall be ten years from the date of grant thereof, or such shorter term as may be provided in the Incentive Stock
Option Agreement. The term of each option that is not an incentive stock option shall be as determined by the Board and set forth in the Option
Agreement. The term of any incentive stock option that is granted to a holder of 10% of the Common Stock of the Company shall be five years from the date of grant or such shorter time as may be provided in the Stock Option Agreement.

      The maximum aggregate number of shares of Common Stock that may be optioned and sold under the Plan is currently 475,000. Common Stock optioned and sold under the Plan may be authorized, but unissued, or reacquired Common Stock.

      The exercise price of an incentive stock option shall be at least 100% of the fair market value of the Common Stock at the time the option is granted; provided, however, that the exercise price will be 110% of the fair market value of the Common Stock in the case of an Employee owning 10% or more of the Company's Common Stock. The exercise price of any non-qualified stock options will be as determined by the Board. The consideration to be paid for the Shares to be issued upon exercise of an option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, other shares of Common Stock or other legally permissible methods of exercise, all as set forth in the Plan.

      Under the Plan, the Board may grant options that qualify as "incentive stock options" ("ISO") as defined in Section 422 of the Code. The grantee of an ISO will not recognize taxable income by reason of the grant or the exercise of an ISO. Under Code Section 422, if an Optionee exercises an ISO and retains the acquired shares for at least one year after the date of transfer and for at least two years after the date of grant, any gain or loss realized upon disposition will be taxable to the grantee as a capital gain or loss at a rate depending upon the period the grantee held the shares, and the Company will not be entitled to any tax deduction. As a general rule, however, if the grantee does not satisfy the applicable holding periods, the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the price received upon disposition of the shares generally will be treated as compensation taxable to the grantee as ordinary income. Any additional gain upon such disposition will be taxed as capital gain. As a general rule, the Company will then be entitled to a deduction in the amount constituting ordinary income to the grantee. At the time of exercise, the difference between the price paid and the market value of the stock, is treated as an "adjustment" in the calculation of "alternative taxable income" and may result in the imposition of the "alternative minimum tax."

      The grantee of a non-qualified stock option ("NQSO") will not recognize taxable income when the NQSO is granted. At the time of exercise, the grantee will recognize ordinary income, subject to withholding, and the Company will be entitled to a corresponding deduction in the amount by which the market value of the purchased shares at the time of exercise exceeds the exercise price for such shares. If an Optionee thereafter sells such shares, the gain or loss, if any, realized upon such disposition will constitute capital gain or loss to the Optionee.

      The closing market price of the Company's Common Stock on AMEX was $_________ per share on July 24, 2001.

      The Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the Plan to increase the number of shares of Common Stock subject to option.

              IV. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors of the Company has appointed Ernst & Young as independent public accountants to audit and certify the Company's financial statements for the fiscal year ending April 30, 2002, subject to ratification and approval by the stockholders at the Meeting.

      Ernst & Young has examined the financial statements of the Company since its organization in 1991. Representatives of Ernst & Young are expected to be present at the Meeting, will be given the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The affirmative vote of a majority of the shares present and entitled to vote at the Meeting is required for the approval of this proposal to ratify the appointment. If the stockholders do not ratify the appointment of Ernst & Young, the selection of independent public accountants will be reconsidered by the Board of Directors.

      The Board of Directors recommends that the stockholders vote FOR the approval of the appointment of Ernst & Young.


                                    By Order of the Board of Directors,



                                    THOMAS C. CARGIN
                                    Secretary